EXHIBIT 21

SUBSIDIARIES OF PULTEGROUP, INC.
As of December 31, 2020

Company Name	Jurisdiction of Formation
Centex LLC	Nevada
Centex Construction Of New Mexico, LLC	Delaware
Centex Development Company, L.P.	Delaware
Centex Homes	Nevada
Centex Homes, LLC	Delaware
Centex International II, LLC	Nevada
Centex Real Estate Company, LLC	Nevada
Contractors Insurance Company of North America, Inc., a Risk Retention Group	Hawaii
Dean Realty Company	Michigan
Del Webb California Corp.	Arizona
Del Webb Communities, Inc.	Arizona
Del Webb Communities of Illinois, Inc.	Arizona
Del Webb Corporation	Delaware
Del Webb Home Construction, Inc.	Arizona
Del Webb Limited Holding Co.	Arizona
Del Webb Texas Limited Partnership	Arizona
Del Webb's Coventry Homes, Inc.	Arizona
DiVosta Building, LLC	Michigan
DiVosta Homes, L.P.	Delaware
DiVosta Homes Holdings, LLC	Delaware
DW Homebuilding Co.	Arizona
Innovative Construction Group, LLC	Florida
Nomas LLC	Nevada
North American Builders Indemnity Company	Hawaii
PH 19 Corporation	Michigan
PH 43 LLC	Michigan
PH 55 LLC	Michigan
PH1 Corporation	Michigan
PHNE Business Trust	Massachusetts
PN II, Inc.	Nevada
Potomac Yard Development LLC	Delaware
Preserve II, Inc.	Michigan
Pulte Arizona Services, Inc.	Michigan
Pulte Development Corporation	Michigan
Pulte Development New Mexico, Inc.	Michigan
Pulte Diversified Company, LLC	Michigan
Pulte Home Company, LLC	Michigan
Pulte Home Corporation of The Delaware Valley	Michigan
Pulte Homes of California, Inc.	Delaware
Pulte Homes of Indiana, LLC	Indiana
Pulte Homes of Michigan LLC	Michigan
Pulte Homes of Minnesota LLC	Minnesota
Pulte Homes of New England LLC	Michigan
Pulte Homes of New Mexico, Inc.	Michigan
Pulte Homes of New York LLC	Delaware
Pulte Homes of NJ, Limited Partnership	Michigan
Pulte Homes of Ohio LLC	Michigan
Pulte Homes of PA, Limited Partnership	Michigan
Pulte Homes of Texas, L.P.	Texas

Pulte Homes of Washington, Inc.	Michigan
Pulte Homes Tennessee Limited Partnership	Nevada
Pulte Interiors, LLC	Michigan
Pulte Land Company, LLC	Michigan
Pulte Mortgage LLC	Delaware
Pulte Nevada I LLC	Delaware
Pulte Payroll Corporation	Michigan
Pulte Purchasing Corporation	Michigan
Pulte Realty Holding Company, LLC	Michigan
Pulte Realty Limited Partnership	Michigan
Pulte Texas Holdings, LLC	Michigan
Pulte/BP Murrieta Hills, LLC	California
Pulte Homes Tennessee, Inc.	Michigan
RN Acquisition 2 Corp.	Nevada
Terravita Home Construction Co.	Arizona

Certain subsidiaries have been omitted from this list. Such omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.